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Email: investor@furmanite.com

FURMANITE CORPORATION APPOINTS
JOSEPH E. MILLIRON TO CHIEF EXECUTIVE OFFICER

HOUSTON, TEXAS (November 7, 2014) – The Board of Directors (the “Board”) of Furmanite Corporation (the “Company”) (NYSE: FRM) is pleased to announce that Joseph E. Milliron has been named the Company’s next Chief Executive Officer (“CEO”), effective January 1, 2015. Mr. Milliron, currently the Company’s President and Chief Operating Officer (“COO”), will succeed Charles R. Cox upon Mr. Cox’s retirement at the end of this year. Mr. Milliron will continue to serve as President upon assuming the role of CEO, but will relinquish the title of COO, a position which the Company does not intend to fill at this time.

Mr. Milliron has over 35 years of experience, both domestic and international, in industrial contracting services. He joined the Company in 2005 as COO of the technical services business unit. He was promoted to Executive Vice President and COO of the Company in 2007 and then to President and COO in 2009. Before joining Furmanite, Mr. Milliron was CEO, President and a Director at CooperHeat-MQS, Inc., an international industrial services company, from 1999 to 2004, after serving in various management positions there from 1991 to 1999.

Sangwoo “Bill” Ahn, a Company Board member since 1989 and currently Presiding Non-Executive Director and Chairman, said, “The Board is excited to welcome Joe to his new role as CEO of Furmanite.” Mr. Ahn continued, “He has proven himself to be a results-oriented leader and his appointment reinforces the Board’s continued commitment and confidence in the Company’s cultural and strategic direction.”

Charles R. Cox, CEO of Furmanite Corporation, added, “Joe has been a key contributor to the Company’s transformation and success during the past nine years, including development of ‘The Orange Way’ initiative to transform the Company into a cohesive organization working as one single global team.” Mr. Cox continued, “Joe’s rich Company knowledge, experience and leadership skills combined with the strong management team we’ve developed will result in an especially smooth transition as he succeeds me as CEO!”

Joseph Milliron, Furmanite President and COO, said, “I want to express my sincere appreciation to both the Board and management team for this great opportunity and for their trust in continuing to carry on what Charlie started.” Mr. Milliron continued, “I am proud of what we have accomplished, but realize there is still much to achieve. With our dedicated and uniquely talented employees around the globe combined with the support and direction from our experienced Board, we are well positioned to enhance shareholder value by meeting the challenges of a changing market landscape, strengthening our industry leadership and expanding customer relationships, consistent with our long-term growth strategy.”

ABOUT FURMANITE CORPORATION

Furmanite Corporation (NYSE: FRM), founded in 1920, is one of the world’s largest specialty industrial services and specialty engineering project solutions companies, providing world class solutions to customer needs through more than 80 offices on six continents. The Company delivers a wide portfolio of inspection, mechanical and engineering services which help monitor, maintain, renew and construct the global energy, industrial and municipal infrastructures. Furmanite serves a broad range of industry sectors, including refining, offshore, sub-sea, pipeline, power generation, chemical, petrochemical, pulp and paper, water utilities, automotive, mining, marine and steel manufacturing. World Headquarters and Global Support Operations are located in Houston, Texas; Rotterdam, Netherlands; Kendal, United Kingdom and Melbourne, Australia. For more information, visit www.furmanite.com

Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed most recently in this press release and the Company’s Form 10-K as of December 31, 2013 filed with the Securities and Exchange Commission. One or more of these factors could affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

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